CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2005, relating to the financial statements which appears in the December 31, 2004 Annual Report to Interestholders of the Active Stock Master Portfolio, Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, International Index Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Prime Money Market Portfolio, Russell 2000 Index Master Portfolio, S&P 500 Index Master Portfolio and Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers, LLP

San Francisco, California

April 27, 2005